Exhibit 10.13

STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into effective as of                                by and between RestorGenex Corporation, a Nevada corporation (the “Company”), and                                  (“Optionee”) with reference to the following facts:

The board of directors of the Company (the “Board”) has authorized the granting to Optionee of the option represented by this Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Company and Optionee agree as follows:

1.                                      Grant of Option.  The Company hereby grants to Optionee, upon the terms and subject to the conditions set forth in this Agreement, an option (the “Option”) to purchase all or any portion of                              shares (the “Option Shares”) of the Company’s Common Stock (the “Common Stock”), at an exercise price of $               per share, which represents 100% of the fair market value of a share of Common Stock on                            (such exercise price, as adjusted from time to time pursuant to Section 5, the “Exercise Price”).

2.                                      Vesting.  The Option shall vest and become exercisable in 12 quarterly equal (or as nearly equal as possible) installments on the last calendar day of each calendar quarter over a three-year period and may be exercised at any time prior to the termination or expiration of the Option.  Optionee shall receive a full quarter of vesting for the              calendar quarter of         .

3.                                      Exercise of the Option.

3.1.                            Subject to the vesting in Section 2, the Option may be exercised, in whole or in part, at any time and from time to time, only by delivery to the Company of written notice of the exercise of the Option in form identical to Exhibit “A” attached to this Agreement stating the number of Option Shares being purchased (the “Purchased Shares”) (and the representation and warranties in the notice of exercise must be true and correct).  The Exercise Price shall be payable in full in any one of the following alternative forms:

(a)                                 Full payment in cash or certified bank or cashier’s check;

(b)                                 Any broker assisted cashless exercise procedure which is acceptable to the Company; or

(c)                                  Cashless net exercise.

Upon a cashless net exercise, Optionee shall receive the number of shares of Common Stock equal to a number (as determined below) of shares of Common Stock computed using the following formula:

X =	Y –	(A)(Y)
B

Where	X	=	the number of shares of Common Stock to be issued to the Optionee.

	Y	=	the number of shares of Common Stock purchasable upon exercise of all of the Option or, if only a portion of the Option is being exercised, the portion of the Option being exercised.

	A	=	the exercise price.

	B	=	the Per Share Market Value of one share of Common Stock on the trading day immediately preceding the date of such election.

“Per Share Market Value” means on any particular date (a) the closing sales price per share of the Common Stock on such date on any registered national stock exchange on which the Common Stock is then listed, or if there is no such closing sales price on such date, then the closing sales price on such exchange on the date nearest preceding such date, or (b) if the Common Stock is not then listed on a registered national stock exchange, the closing sales price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or the OTC Markets Group, or (c) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined in good faith by the Board; provided, however, that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

3.2.                            Following receipt of the exercise notice and the payment referred to above, the Company shall, as soon as reasonably practicable thereafter, cause certificates representing the Purchased Shares to be delivered to Optionee either at Optionee’s address set forth in the records of the Company or at such other address as Optionee may designate in writing to the Company; provided, however, that the Company shall not be obligated to issue a fraction or fractions of a share otherwise issuable upon exercise of the Option, and may pay to Optionee, in cash or cash equivalent, the fair market value of any such fraction or fractions of a share as of the date of exercise.

3.3.                            If requested by the Company in connection with any exercise of the Option, Optionee shall also deliver this Agreement to the Company, which shall endorse hereon a notation of the exercise and, and if the Option is exercised in part, shall return this Agreement to Optionee.  The date of exercise of an Option that is validly exercised shall be deemed to be the date on which there shall have been delivered to the Company the instruments referred to in this Section 3.  Optionee shall not be deemed to be a holder of any Option Shares pursuant to exercise of the Option until the date of issuance of a stock certificate to Optionee for such shares following payment in full for the Option Shares purchased.

3.4.                            As a condition to exercise of the Option, the Company may require Optionee to pay to the Company all applicable federal, state and local taxes that the Company is required to withhold with respect to the exercise of the Option.  At the discretion of the Company and upon the request of Optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of Option Shares otherwise issuable to Optionee upon the exercise of the Option.

4.                                      Termination of Option.

4.1.                            Except as provided in this Section 4, the Option shall terminate, no longer be exercisable and expire at 5:00 p.m., Eastern Time, on [                                    ] (the “Time of Termination”).

4.2.                            In the event the Optionee’s employment or other service with the Company and all subsidiaries is terminated by reason of the Optionee’s death, the Option will remain exercisable, to the extent exercisable as of the date of such termination, for a period of one (1) year after such termination (but in no event after the Time of Termination).

4.3.                            In the event the Optionee’s employment or other service with the Company and all subsidiaries is terminated other than by reason of the Optionee’s death, the Option will remain exercisable, to the extent exercisable as of the date of such termination, for a period of three (3) months after such termination (but in no event after the Time of Termination).

4.4.                            In the event the Optionee’s employment or other service with the Company and all subsidiaries is terminated for “cause” (as determined by the Board in its sole discretion), the Option will terminate in its entirety without notice of any kind and no longer be exercisable.

5.                                      Changes in Capital Structure.

5.1.                            If outstanding shares of the Common Stock shall be subdivided into a greater number of shares, or a dividend in Common Stock shall be paid in respect of the Common Stock, the Exercise Price of the Option prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if outstanding shares of the Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price of the Option prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.  This Section 5.1 shall only be effective if and to the extent such change will not be treated as a modification of the Option under Treas. Reg. Sec. 1.409A-1(b)(5)(v)(H).

5.2.                            When any adjustment is required to be made in the Exercise Price, the number of Option Shares purchasable upon the exercise of the Option shall be adjusted to that number of Option Shares determined by dividing (a) an amount equal to the number of Option Shares purchasable upon the exercise of the Option immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (b) the Exercise Price in effect immediately after such adjustment.

5.3.                            Except as provided in Section 5.4, following any capital reorganization, any reclassification of the Common Stock of the Company (other than recapitalization described in Section 5.1), or the consolidation or merger of the Company, upon exercise of the Option the Optionee shall receive the securities or property (including cash) that the Optionee would have received had the Optionee exercised the Option immediately prior to such reorganization, reclassification, consolidation or merger, and in any such case appropriate adjustments shall be made in the application of the provisions set forth in this Agreement with respect to the rights and interests thereafter of the Optionee, to the end that the provisions set forth in this Agreement (including the specified changes and other adjustments to the Exercise Price) shall thereafter be applicable in relation to any securities or other property thereafter issuable upon exercise of the Option.

5.4.                            The Option shall become immediately vested and exercisable immediately prior to (but conditioned upon completion of) a Change of Control (as defined below) and remain exercisable through the Time of Termination.  Notwithstanding any of the foregoing, in connection with a Change of Control, the Board in its sole discretion, at any time after the grant of the Option, may determine that the Option, whether or not exercisable or vested, as the case may be, will be canceled and terminated and that in connection with such cancellation and termination the Optionee will receive for each Option Share a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities with a fair market value (as determined by the Board in good faith) equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a share of Common Stock in connection with such Change of Control and the Exercise Price per share under the Option, multiplied by the number of Option Shares; provided, however, that if such product is zero ($0) or less, the Option may be canceled and terminated without payment therefor.  If any portion of the consideration pursuant to a Change of Control may be received by holders of shares of Common Stock on a contingent or delayed basis, the Board may, in its sole discretion, determine the fair market value per share of such consideration as of the time of the Change of Control on the basis of the Board’s good faith estimate of the present value of the probable future payment of such consideration.  Notwithstanding the foregoing, any Option Shares issued pursuant to the Option prior to the effectiveness of the Change of Control will be deemed to be outstanding shares of Common Stock and receive the same consideration as other outstanding shares of Common Stock in connection with the Change of Control.

5.5.                            Notwithstanding any other provisions of this Agreement, if any “payments” (including, without limitation, any benefits or transfers of property or the acceleration of the vesting of any benefits) in the nature of compensation under any arrangement that is considered contingent on a Change of Control for purposes of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), together with any other payments that the Optionee has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), such “payments” may, at the Optionee’s sole election, be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code.  The type of payments to be electively reduced under this Section 5.5, if any, will be at the discretion of the Optionee; provided, however, if any such payments are subject to Section 409A of the Code, such payments shall be reduced first, by first reducing any cash severance payments and then reducing all other payments and benefits, in each case, with the amounts having later payment dates being reduced first.

5.6.                            For purposes of this Agreement, “Change of Control” shall mean the occurrence of any one or more of the following: (i) the accumulation (if over time, in any consecutive twelve (12) month period), whether directly, indirectly, beneficially or of record, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of 50.1% or more of the shares of the outstanding common stock of the Company, whether by merger, consolidation, sale or other transfer of shares of Common Stock (other than a merger or consolidation where the stockholders of the Company prior to the merger or consolidation are the holders of a majority of the voting securities of the entity that survives such merger or consolidation), (ii) a sale of all or substantially all of the assets of the Company or (iii) during any period of twelve (12) consecutive months, the individuals who, at the beginning of such period, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; provided, however, that the following acquisitions shall not constitute a Change of Control for the purposes of this Agreement: (A) any acquisitions of Company common stock or securities convertible, exercisable or exchangeable into Company common stock directly from the Company or (B) any acquisition of Company common stock or securities convertible, exercisable or exchangeable into Company common stock by any employee benefit plan (or related trust) sponsored by or maintained by the Company.

6.                                      Optionee’s Representations.  Optionee represents and warrants to and agrees with the Company as follows:

6.1.                            Optionee is acquiring the Option for Optionee’s own account, for investment purposes only and not with a view to or for sale in connection with a distribution of the Option.

6.2.                            Optionee understands that an investment in the Option involves a high degree of risk, and Optionee has the financial ability to bear the economic risk of this investment, including a complete loss of such investment.  Optionee has adequate means for providing for Optionee’s current financial needs and has no need for liquidity with respect to this investment.

6.3.                            Optionee has such knowledge and experience in financial and business matters that Optionee is capable of evaluating the merits and risks of an investment in the Option and in protecting Optionee’s own interest in connection with this transaction.

6.4.                            Optionee has had the opportunity to ask questions of, and to receive answers from, appropriate officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company.  Optionee has had access to such financial and other information as is necessary in order for Optionee to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Optionee has had access.

6.5.                            Optionee acknowledges that if at the time of exercise of this Option by Optionee there is no effective registration statement registering the issuance of the Option Shares upon exercise of this Option under the Securities Act of 1933, as amended (the “Securities Act”), any certificate evidencing the Option Shares will have a legend to the following effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE EXERCISED, SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

6.6.                            Optionee has consulted with Optionee’s own tax counsel and advisors as to the federal, state and other tax consequences to Optionee of the grant and exercise of the Option and the sale of Option Shares, and acknowledges that the Company makes no representation or warranty to the Optionee regarding such tax consequences.

7.                                      Modification.  The Option may not be amended or modified except by a written instrument executed by the Company and the Optionee.

8.                                      Market Stand-off.  The Optionee, if so requested by the Company or any representative of the underwriters in connection with the first firmly underwritten public offering of securities by the Company pursuant to a registration statement under the Securities Act following the date of this Agreement, shall not sell or otherwise transfer any Option Shares during the 180-day period following the effective date of such registration statement.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such 180-day period.  This Section 8 will not apply to the sale of any Option Shares to an underwriter pursuant to an underwriting agreement and shall only be applicable to the Optionee if all then current executive officers and directors of the Company enter into similar agreements.

9.                                      General Provisions.

9.1.                            Notices.  All notices, requests, demands and other communications (collectively, “Notices”) given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission, email transmission of a pdf format data file or by United States first class, registered or certified mail, postage prepaid, addressed to the party at the address set forth on the signature page of this Agreement.  Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails.  Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

9.2.                            Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by email delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

9.3.                            Failure to Enforce Not a Waiver.  The failure of the Company or the Optionee to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

9.4.                            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made in, and to be performed within, that State.

9.5.                            Option Non-transferable.  Optionee may not sell, transfer, assign or otherwise dispose of the Option other than (a) by will or by the laws of descent and distribution or (b) to a Family Member (within the meaning given such term in Form S-8 under the Securities Act) provided such transfer is made as a gift without consideration and such transfer complies with applicable securities laws.  The person or persons, if any, to whom this Option is transferred shall be treated after Optionee’s death the same as Optionee under this Agreement.

9.6.                            Successors and Assigns.  Except to the extent specifically limited by the terms and provision of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

9.7.                            Advice from Independent Counsel.  The parties hereto understand that this Agreement is a legally binding agreement that affects such party’s rights and imposes obligations on such party.  Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

9.8.                            Miscellaneous.  Titles and captions contained in this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement for any other purpose.  References to Sections in this Agreement refer to Sections of this Agreement unless otherwise stated.  Except as specifically provided herein, neither this Agreement nor any right pursuant hereto or interest herein shall be assignable by any of the parties hereto without the prior written consent of the other party hereto.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Company has granted to Optionee the Option effective as of the date set forth above.

OPTIONEE:	RESTORGENEX CORPORATION

By:
Stephen M. Simes, Chief Executive Officer

Address:	Address:	2150 East Lake Cook Road, Suite 750
Buffalo Grove, Illinois 60089

EXHIBIT “A”

NOTICE OF EXERCISE

(To be signed only upon exercise of the Option)

TO:                           RestorGenex Corporation

The undersigned, the holder of the enclosed Stock Option Agreement (“Optionee”), hereby irrevocably elects to exercise the purchase right represented by the Option and to purchase thereunder             * shares (the “Option Shares”) of Common Stock of RestorGenex Corporation (the “Company”) and herewith encloses payment of $                   or pursuant to the cashless exercise provisions set forth in Section 3.1 in full payment of the purchase price of such shares being purchased.

The Optionee represents and warrants to the Company as follows:

1.                                      Optionee is acquiring the Option Shares for Optionee’s own account, for investment purposes only and not with a view to or for sale in connection with a distribution of the Option Shares.

2.                                      Optionee understands that an investment in the Option Shares involves a high degree of risk, and Optionee has the financial ability to bear the economic risk of this investment, including a complete loss of such investment.  Optionee has adequate means for providing for Optionee’s current financial needs and has no need for liquidity with respect to this investment.

3.                                      Optionee has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Option Shares and in protecting Optionee’s own interest in connection with this transaction.

4.                                      Optionee understands that if at the time of exercise of the Option by Optionee there is no effective registration statement registering the issuance of the Option Shares upon exercise of the Option under the Securities Act of 1933, as amended (the “Securities Act”), the Option Shares have not been registered under the Securities Act, the California Corporate Securities Law of 1968, as amended (the “California Law”) or other state securities laws.  Optionee is familiar with the provisions of the Securities Act and Rule 144 thereunder, and the California Law and understands that such restrictions on transfer of the Option Shares may result in Optionee being required to hold the Option Shares for an indefinite period of time.

5.                                      Optionee agrees not to transfer or encumber (“Transfer”) any of the Option Shares except pursuant to an effective registration statement under the Securities Act or an exemption from registration.  As a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Securities Act, if, in the reasonable opinion of counsel to the Company, any Transfer of the Option Shares by the contemplated transferee thereof would not be exempt from the registration and prospectus delivery requirements of the Securities Act, the Company may require the contemplated transferee to furnish the Company with an investment letter setting forth such information and agreements as may be reasonably requested by the Company to ensure compliance by such transferee with the Securities Act.

6.                                      Optionee has had the opportunity to ask questions of, and to receive answers from, appropriate officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company.  Optionee has had access to such financial and other information as is necessary in order for Optionee to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Optionee has had access.

7.                                      Optionee acknowledges that if at the time of exercise of the Option by Optionee there is no effective registration statement registering the issuance of the Option Shares upon exercise of the Option under the Securities Act any certificate evidencing the Option Shares will have a legend to the following effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE EXERCISED, SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

8.                                      Optionee understands that the issuance of the Option Shares to Optionee may generate income, taxable at ordinary rates, equal to the value of the Shares less the exercise price and that the Options when they are exercised or at an earlier time may result in income, taxable at ordinary rates or greater (if a penalty rate is applicable), pursuant to Sections 83 or 409A of the Internal Revenue Code of 1986, as amended, and the regulations or proposed regulations thereunder.

Dated:

(Address)

Social Security Number

*Insert here the number of shares being exercised making all adjustments for cashless exercise pursuant to Section 3 or for stock splits, stock dividends or other additional Common Stock of the Company, other securities or property which, pursuant to the adjustment provisions of Section 5 of the Option, may be deliverable upon exercise.

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